Exhibit (27)(e)(2)

EQUITABLE

Equitable Financial Life Insurance Company (EFLIC),
domiciled in New York

Equitable Financial Life Insurance Company of America (EFLOA),
domiciled in Arizona

Regular Mail:
Equitable
Retirement Service Solutions
PO Box 1424
Charlotte, NC 28201-1424

Express Mail:
Equitable
Retirement Service Solutions
8501 IBM Dr
Ste 150-IR
Charlotte, NC 28262

For Assistance,
please call (888) 517-9900
equitable.com

Issuing Company: The issuing Company for the contract will be **Equitable Financial Life Insurance Company of America**, unless the primary selling Agent is an Equitable Advisors Financial Professional whose **business address** is in the state of **New York**, in which case the issuing Company will be **Equitable Financial Life Insurance Company**.

STRUCTURED CAPITAL STRATEGIES® PREMIER

Application for an Individual Variable and Index-Linked Deferred Annuity

1. Contract Series and Type

REQUIRED

A. Contract Series

All share Classes may not be available at all Broker Dealers

☐ **Series B**
$25,000 Minimum Contribution
Withdrawal Charges
6 year: 8%,8%,7%,6%,5%,4%

☐ **Series Select**
$25,000 Minimum Contribution
No Withdrawal Charges

B. Choose a Contract Type.

☐ Non-Qualified (NQ)
☐ Traditional Individual Retirement Account (IRA)
☐ Roth IRA
☐ SEP IRA
☐ Qualified Plan Defined Contribution (QPDC)
☐ Qualified Plan Defined Benefit (QPDB)
☐ Inherited IRA Beneficiary Continuation Option (BCO) (Direct Transfer of Decedent IRA)
☐ Inherited Roth IRA BCO (Direct Transfer of Decedent Roth IRA)
☐ Inherited NQ (1035 Exchange of Decedent NQ)
☐ Non-Spousal Beneficiary of Qualified Plan (QP) (Direct Rollover to an Inherited IRA BCO)
☐ Non-Spousal Beneficiary of QP (Direct Rollover to an Inherited Roth IRA BCO)

2. Total Initial Contribution(s)

REQUIRED

Initial Contribution $__________ (Minimum: $25,000) **Estimated Value Required In Case of Transfer**

Specify Method(s) of Payment:

☐ Check or Wire (make check payable to: Equitable)
☐ 1035 Exchange (NQ, Inherited NQ)
☐ CD or Mutual Funds Proceeds (NQ)
☐ Direct Transfer (IRA, Roth IRA or SEP IRA)
☐ Financial Professional/Client will request funds (Equitable's assistance in collecting funds is not required.) (IRA or Roth IRA)
☐ Rollover (IRA, Roth IRA or SEP IRA)
☐ Employer Contribution to SEP IRA **(Employee contributions not permitted)**
☐ Direct Rollover (Non-Spousal Beneficiary QP to Inherited IRA BCO)
☐ Direct Rollover (Non-Spousal Beneficiary QP to Inherited Roth IRA BCO)

3. Account Registration **(Must be a legal resident of U.S. or U.S. territories)**

REQUIRED

(Check one)

☐ Individual ☐ Uniform Gift to Minors Act / Uniform Transfer to Minors Act (Child's SSN __________)

The Owner types below require additional form(s). See the New Business Form Booklet for more information.

☐ Trust ☐ Qualified Plan Trust (QPDC/QPDB) ☐ Other Non-Natural Owner ☐ Custodian (IRA/ROTH)
☐ Beneficiary of the Deceased IRA or NQ Owner ☐ Non-Spousal Beneficiary of Deceased QP Participant

A. Owner

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** __________ **Daytime Phone #** __________

Owner Name __________
(First) **(Middle Initial)** **(Last)**

Employer Name (for SEP IRA contracts only) __________

Owner Taxpayer Identification Number (Check one)

☐ **Social Security Number (SSN)** ☐ **Employer Identification Number (EIN)**
☐ **Individual Taxpayer Identification Number (ITIN)**__________

Home Offices: EFLIC 1345 Avenue of the Americas, New York, NY 10105
EFLOA 3030 North Third Street, Suite 790 Phoenix, AZ 85012
ICC26 App SCSPR
X04819_Compact
Cat. No. 900491
Structured Capital Strategies Premier
Page 1 of 11

3. Account Registration (cont'd)

REQUIRED

A. Owner (cont'd)

Email Address ______________________

☐ I am interested in receiving all documents electronically from Equitable via e-delivery. To view and download material electronically, you must have access to a computer with Internet access, an active email account and a software program that allows you to view PDF documents, such as Adobe Acrobat Reader.

U.S. Primary Resident Address only – No P.O. Box ______ City ______ State ______ Zip Code ______

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 12.

REQUIRED

B. PATRIOT Act Information

Owner must complete this section. If the Owner is not an individual, the Annuitant must complete this section.

U.S. Citizen ☐ Yes ☐ No

If **no**, check either: ☐ U.S. Visa (Complete below) or ☐ Permanent Resident (Green Card) (Copy of document required)

Identification/Passport# ______ Exp. Date ______ U.S. Visa Type (if applicable) ______

C. Joint Owner

(Must be a legal resident of U.S. or U.S. territories) NQ Only

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ______ **Daytime Phone #** ______

Name ______ **(First)** ______ **(Middle Initial)** ______ **(Last)**

Relationship to Owner (Check one) ☐ **Spouse** ☐ **Other**

Taxpayer Identification Number (Check one) ☐ **SSN** ☐ **ITIN** ______

Email Address ______________________

U.S. Primary Resident Address only – No P.O. Box ______ City ______ State ______ Zip Code ______

Joint Owner Form of Identification (Check one) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

Identification Number ______ Exp. Date (MM/DD/YYYY) ______

D. Annuitant

(Required if other than Owner.) Annuitant must complete the PATRIOT Act Information in Section 3B if the owner is NOT an individual.

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ______ **Daytime Phone #** ______

Name ______ **(First)** ______ **(Middle Initial)** ______ **(Last)**

Taxpayer Identification Number (Check one) ☐ **SSN** ☐ **ITIN** ______

U.S. Primary Residential Address only – No P.O. Box ______ City ______ State ______ Zip Code ______

Contract Maturity Date: The Contract Maturity Date may not be later than the Contract Date Anniversary on or following the Annuitant's 98th birthday. You may commence annuity payments earlier by submitting a written request to our Processing Office in accordance with the Contract.

E. Joint Annuitant

Relationship to Annuitant (Check one) ☐ **Spouse** ☐ **Other**

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ______ **Daytime Phone #** ______

Name (First) (Middle Initial) (Last) ______ **Taxpayer Identification Number (Check one)** ☐ **SSN** ☐ **ITIN**

U.S. Primary Residential Address only – No P.O. Box ______ City ______ State ______ Zip Code ______

ICC26 App SCSPR X04819_Compact Structured Capital Strategies Premier Page 2 of 11

4. Beneficiary(ies) (Please use Special Instructions Section for Additional Beneficiaries.)

REQUIRED

Enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.

A. Primary

1. ______________________ ______% ______________________
Primary Beneficiary Name — Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN ______________________ ______________________
Date of Birth (MM/DD/YYYY)

______________________ ______________________
Address — Phone #

2. ______________________ ______% ______________________
Primary Beneficiary Name — Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN ______________________ ______________________
Date of Birth (MM/DD/YYYY)

______________________ ______________________
Address — Phone #

B. Contingent

1. ______________________ ______% ______________________
Contingent Beneficiary Name — Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN ______________________ ______________________
Date of Birth (MM/DD/YYYY)

______________________ ______________________
Address — Phone #

2. ______________________ ______% ______________________
Contingent Beneficiary Name — Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN ______________________ ______________________
Date of Birth (MM/DD/YYYY)

______________________ ______________________
Address — Phone #

[1] Enter the relationship to the Annuitant when the Owner is not an Individual.

5. Optional Guaranteed Minimum Death Benefit (GMDB)

For issue ages 75 or younger, your contract will be issued with a Return of Premium GMDB Rider (ROP GMDB) at no additional cost unless you select one of the optional GMDBs below. For issue age 76 or older, your Contract will be issued with the Annuity Account Value Death Benefit.

The optional Highest Anniversary Value (HAV) GMDB and Greater of Roll-Up or HAV (Greater of) GMDB Riders can be purchased for an additional charge and may only be chosen at the time of application. You should read the prospectus and applicable supplements for more complete information including the limitations, restrictions, charges and other information that apply before making a selection. Once elected, the HAV GMDB and Greater of GMDB Riders cannot be voluntarily terminated from the contract.

☐ Yes, I wish to elect the HAV GMDB (Owner/Joint Owners issue ages **0–75** only. Allocations to iShares® Bitcoin Trust ETF is not permitted with this election. Not available for non-spousal Joint Owners or a Non-Natural Owner with non-spousal Joint Annuitants).

OR

☐ Yes, I wish to elect the Greater of GMDB Rider (Owner/Joint Owners issue ages **0–75** only. Allocations to iShares® Bitcoin Trust ETF is not permitted with this election. Not available for non-spousal Joint Owners or a Non-Natural Owner with non-spousal Joint Annuitants).

ICC26 App SCSPR X04819_Compact Structured Capital Strategies Premier Page 3 of 11

6. Rate Hold

This Rate Hold provides you the option to invest in Segments based on the Segment Performance Cap Rate, Participation Rate and Step Rate for Dual Step Tier Segments (collectively "Rate(s)") as of the Application Received Date*. The Rates will be applied to all Segments starting on or before the Rate Hold Expiration Date, which is the Segment Start Date on or immediately following 30 days after the Application Received Date. This option may only be elected at the time of application. You should read the prospectus, disclosure below and applicable supplements for more complete information including the limitations, restrictions and other information that apply to this option before making an election.

REQUIRED

☐ **Yes, I wish to elect the Rate Hold** and invest in Segments based on the Application Received Date, as described in this section.

OR

☐ **No, I do not wish to elect the Rate Hold** and I understand that I will be invested in Segments based on current Rates as of the Segment Start Date.

- I understand that the secured Rate(s) that will be applied to any amount that is invested in a Segment on or before the Rate Hold Expiration Date may be lower than the Rate(s) otherwise in effect on any Segment Start Date during that period, and therefore electing the Rate Hold does not guarantee me higher Rate(s) than the Rate(s) that would have otherwise been applied to my investment in a Segment had I not elected the Rate Hold.
- The Rate Hold does not begin until the Application Received Date, and therefore it is possible that the secured Rate(s) applicable to investment in a Segment may be lower than the Rate(s) in effect on the date that I sign this application.
- Any investment in a Segment that I make after the Rate Hold Expiration Date will not receive the secured Rate(s). If my application is incomplete when submitted, it may take additional time for my application to be finalized and for certain investment to a Segment to be received by Equitable; in such situations I understand that the Rate Hold Expiration Date is not extended and therefore it may be more likely that those investments in a Segment do not receive the Rate Hold.
- Dollar Cap Averaging in Section 7 is not available if the Rate Hold is elected.

** Your Application Received Date is either the date your application is received in our processing office for a paper application, or the date your application is submitted for an electronic application.*

7. Dollar Cap Averaging (DCA)

Optional Special DCA Program, which has an enhanced crediting rate, is only available for Series B. The General DCA Program is only available for Series Select.
(Not available if "Yes" is elected for Rate Hold in Section 6)

Check box for one time period. ☐ 3 months (maximum 41 Segment Types) ☐ 6 months (maximum 23 Segment Types)

By checking one of the two boxes above, I acknowledge that:

- 100% of the initial contribution will be allocated to DCA.
- Allocations to iShares® Bitcoin Trust ETF are not available under DCA programs.
- The initial DCA transfer will occur on the Segment Start Date following the Contract Date, unless the Segment Start Date is the same as the Contract Date, then the initial transfer will occur on the Contract Date.
- The initial DCA transfer will be the Segment Start Date on or immediately following establishing the DCA program. Each subsequent DCA transfer will occur on the Segment Start Date on or immediately following the monthiversary of the initial DCA transfer.
- You must complete Section 8 below.
- The funds will be systematically transferred monthly from the DCA account into Segment Type Holding Accounts and will be transferred to the Segment(s) on the Segment Start Date if all the Segment Participation Requirements are met.
- The total maximum number of Segments that you can invest in, and/or provide segment allocation instructions for, at any time is 167. This means that if you choose the 3 month DCA program, you can choose up to a maximum of 41 Segment Types, or if you choose the 6 month DCA program, you can choose up to a maximum of 23 Segment Types.

ICC26 App SCSPR X04819_Compact Structured Capital Strategies Premier
Page 4 of 11

R E Q U I R E D

8. Investment Selection

- You must allocate your initial contribution to the Structured Investment Option in Section 8A and/or the Guaranteed Interest Option in Section 8B.
- All future contributions will be allocated according to the percentages below unless indicated otherwise.
- iShares® Bitcoin Trust ETF Segment allocations are generally limited to 25% of any contribution. Specific additional rules apply for transfers and allocation of Segment maturity value. Please refer to your prospectus for these rules. In addition, allocations to the iShares® Bitcoin Trust ETF are not permitted if the HAV GMDB or Greater of Roll-Up or HAV GMDB is elected in Section 5. References to Index also include ETFs, where applicable.
- If you elected DCA in Section 7, your initial contribution will be allocated 100% to the DCA and the DCA transfers will be allocated according to your allocation instructions provided below. The initial DCA transfer will occur on the Segment Start Date following the Contract Date, unless the Segment Start Date is the same as the Contract Date, then the initial transfer will occur on the Contract Date.

8A. Structured Investment Option: Segment Selection

(Please use whole percentages)

If you elect any of the Segment Types listed below, once amounts are received, they will be first placed in a Segment Type Holding Account until your Segment(s) becomes available on the Segment Start Date. At that time, your funds will be allocated per your selection(s) below provided that all Segment Participation Requirements specified in the Contract are met.

3-Month Segment Duration

Standard Segments

	Segment Buffer		
Index	-5%	-10%	-15%
S&P 500	%	%	%
Russell 2000®	%	%	%
MSCI EAFE	%	%	%
NASDAQ 100®	%	%	%

1-Year Segment Duration

Standard Segments

	Segment Buffer				
Index	-10%	-15%	-20%	-40%	-100%
S&P 500	%	%	%	%	%
Russell 2000®	%	%	%	%	%
MSCI EAFE	%	%	%	%	%
NASDAQ 100®	%	%	%	%	%
Bitcoin ETF*	%	%	%	%	-

* iShares® Bitcoin Trust ETF has a maximum allocation of 25% across all Bitcoin options

Dual Direction Segments

	Segment Buffer		
Index	-10%	-15%	-20%
S&P 500	%	%	%
Russell 2000®	%	%	%
MSCI EAFE	%	%	%
NASDAQ 100®	%	%	%

Enhanced Upside 125% Segments

	Segment Buffer
Index	-10%
S&P 500	%

Dual Direction Downside Advantage Segments

	Segment Buffer	
Index	-10%	-15%
S&P 500	%	%
Russell 2000®	%	%
MSCI EAFE	%	%
NASDAQ 100®	%	%

ICC26 App SCSPR

X04819_Compact

Structured Capital Strategies Premier
Page 5 of 11

8. Investment Selection (cont'd)

8A. Structured Investment Option: Segment Selection (cont'd) (Please use whole percentages)

1-Year Segment Duration

Step Up Segments

Index	Segment Buffer -10%	-15%	-20%	-40%
S&P 500	%	%	%	%
Russell 2000®	%	%	%	%
MSCI EAFE	%	%	%	%
NASDAQ 100®	%	%	%	%

Dual Step Up Segments

Index	Segment Buffer -10%	-15%	-20%	-40%
S&P 500	%	%	%	%
Russell 2000®	%	%	%	%
MSCI EAFE	%	%	%	%
NASDAQ 100®	%	%	%	%

Optimal Mix US Segment

Index	Segment Buffer -10%
S&P 500/Russell 2000®/ NASDAQ 100®	%

Dual Step Tier Segments

Index	Segment Buffer -10%
S&P 500	%
Russell 2000®	%
MSCI EAFE	%
NASDAQ 100®	%

Optimal Mix Global Segment

Index	Segment Buffer -10%
S&P 500/Russell 2000®/ MSCI EAFE/NASDAQ 100®	%

6-Year Segment Duration

Standard Segments

Index	Segment Buffer -10%	-15%	-20%	-40%	-100%
S&P 500	%	%	%	%	%
Russell 2000®	%	%	%	%	%
MSCI EAFE	%	%	%	%	%
NASDAQ 100®	%	%	%	%	%

Dual Direction Segments

Index	Segment Buffer -10%	-15%	-20%	-40%
S&P 500	%	%	%	%
Russell 2000®	%	%	%	%
MSCI EAFE	%	%	%	%
NASDAQ 100®	%	%	%	%

Step Up Segment

Index	Segment Buffer -10%	-20%	-40%
S&P 500	%	%	%

Dual Step Up Segments

Index	Segment Buffer -10%	-20%	-40%
S&P 500	%	%	%
Russell 2000®	%	%	%
MSCI EAFE	%	%	%
NASDAQ 100®	%	%	%

Best Entry Segment

Index	Segment Buffer -10%
S&P 500	%

Dual Step Tier Segments

Index	Segment Buffer -10%	-20%
S&P 500	%	%
Russell 2000®	%	%
MSCI EAFE	%	%
NASDAQ 100®	%	%

ICC26 App SCSPR X04819_Compact Structured Capital Strategies Premier Page 6 of 11

8. Investment Selection (cont'd)

8A. Structured Investment Option: Segment Selection (cont'd)

(Please use whole percentages)

6-Year Segment Duration

Optimal Mix US Segment	
Index	**Segment Buffer -10%**
S&P 500/Russell 2000®/ NASDAQ 100®	%

Optimal Mix Global Segment	
Index	**Segment Buffer -10%**
S&P 500/Russell 2000®/ MSCI EAFE/NASDAQ 100®	%

8B. Guaranteed Interest Option

Guaranteed Interest Option ____________%

8C. Contribution Allocation Total

Structured Investment Option Total _____% + Guaranteed Interest Option Total _____% = 100%

9. Broker Transfer Authority Disclosure

REQUIRED

☐ **Yes.** I/we hereby grant authority to each of my Financial Professional(s) assigned to my contract (including any Financial Professionals assigned to my contract in the future), to act as my agent and provide investment option transfer instructions in writing, by telephone or electronically, to Equitable. By granting such authority, I direct Equitable to act on such instructions. I understand and acknowledge that Equitable (i) may rely in good faith on the stated identity of the person(s) providing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. I further understand and acknowledge that Equitable will continue to act upon this authorization until such time as Equitable's Processing Office receives from me written notification that broker transfer authority has been terminated. I understand that upon receipt of such notification, Equitable will terminate the Financial Professional's(s') ability to provide transfer instructions on my behalf. I further understand and acknowledge that Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

ICC26 App SCSPR X04819_Compact Structured Capital Strategies Premier Page 7 of 11

10. Current Insurance BOTH questions in the Owner Response and the Financial Professional Response columns must be completed and match for the contract to be issued.
Replacement Questions
1. Does the Owner have any other existing life insurance policy or annuity (If yes, submit contract(s)? a Requirements Questionnaire (which is Equitable’s    state question replacement 2) form), if required, even if you answer no for
2. Will any existing life insurance policy or annuity contract(s)be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Contract applied for will be issued on the life of the Owner?
(If yes, complete the following below and submit a Requirements Questionnaire, (which is Equitable’s state replacement form), if required.)

Financial Professional Owner Response Response Yes No Yes No

Yes No Yes No
COMPANY TYPE OF PLAN YEAR ISSUED CONTRACT NO. COMPANY TYPE OF PLAN YEAR ISSUED CONTRACT NO. COMPANY TYPE OF PLAN YEAR ISSUED CONTRACT NO.
11. Fraud Warning
Any offense person and who subject knowingly to penalties presents under a false state statement law. in an application for insurance may be guilty of a criminal
12. Special Instructions
Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 3, please complete the following:
Mailing Address — P.O. Box accepted    City    State     Zip Code
Structured Capital Strategies Premier ICC26 App SCSPR X04819_ Compact Page 8 of 11

REQUIRED

13. Signature and Acknowledgements

GENERAL DISCLOSURE. BY SIGNING BELOW, I / WE UNDERSTAND AND ACKNOWLEDGE THAT:

- **Annuity Account Value(s) attributable to allocations to the Structured Investment Option, I may elect, may increase or decrease and are not guaranteed as to dollar amount.**
- Amounts I allocate to any of the Segment Types may first be allocated to the applicable Segment Type Holding Account, with the exception of (i) maturing Segments for which the allocation instructions on file are to allocate directly to another Segment; or (ii) amounts that I allocate to a Segment Type on a Segment Start Date (and which are received or held by Equitable on the Segment Start Date), which will be allocated directly to the selected Segment.
- Each Segment in the Structured Investment Option provides a rate of return tied to the performance of a specified index (or, in the case of Optimal Mix, the weighted performance in the relevant indices). The Segments are not index funds and do not invest in underlying mutual funds that hold investments tracked by a specified index (or indices).
- The Step Up, Dual Direction, Dual Step Tier, Dual Step up, Dual Direction Downside Advantage, Optimal Mix, and Enhanced Upside Segments, will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration, and Segment Buffer.
- The Segment Rate of Return for Segments using one Segment Option may differ from Segments using different Segment Options even though the Segments have similar durations and/or track similar indices. In addition, because of the way the Segment Rate of Return is calculated for Step Up, Dual Step Up, Dual Direction, Dual Direction Downside Advantage, and Dual Step Tier Segments, I understand that in certain circumstances a very small difference in the Index and Performance Rate can result in a much larger difference in the Segment Rate of Return for those Segments.
- For Enhanced Upside Segments, the Segment Rate of Return - inclusive of any application of the Participation Rate - is always subject to, and thus limited by, the Performance Cap Rate. This means that even if the Index Performance Rate multiplied by the Participation Rate is greater than the Performance Cap Rate, the Segment Rate of Return will equal the Performance Cap Rate. The Participation Rate for this Segment Option is generally higher compared to other Segment Options offered with the same Index, Segment Duration and Segment Buffer. Please note there may also be other Segment Types with Participation Rates greater than 100%. For such Segment Types, the rules governing those Segment Types will apply, including, if applicable, that even if the Index Performance Rate multiplied by the Participation Rate is greater than the Performance Cap Rate, the Segment Rate of Return will equal the Performance Cap Rate.
- For Best Entry Segments, a reset of the Best Entry Value is always dependent on negative Index performance. I understand that in certain circumstances, there may not be a reset to a lower value as of the first four monthiversary of my Segment.
- The prospectus and applicable supplements contain more complete information including the limitations, restrictions and conditions that apply to the Contract.
- In the case of IRAs and Qualified Plans, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral. IRAs and Qualified Plans derive tax deferral from the Internal Revenue Code and therefore the tax deferral feature of the Contract does not provide additional benefits.
- Under penalty of perjury, I certify that all the Taxpayer Identification Numbers in Sections 3 and 4 are correct.
- All information and statements furnished in this application are true and complete to the best of my knowledge and belief.
- Equitable may accept amendments to this application provided by me or under my authority.
- No Financial Professional has the authority to make or modify any Contract on behalf of Equitable, or to waive or alter any of Equitable's rights and regulations. Equitable must agree to any change made to the Contract, or to the age at issue, in writing signed by an officer of the company.
- Structured Capital Strategies® Premier is not sponsored, endorsed, or promoted by Morgan Stanley Capital International (MSCI), and MSCI bears no liability with respect to such product or any index on which such product is based. The prospectus contains a more detailed description of the limited relationship that MSCI has with Equitable and any related products.
- iShares®, IBIT®, and BlackRock® are trademarks of BlackRock and are used under license. Equitable products and services are not sponsored, endorsed, sold, or promoted by BlackRock; purchasers of such products do not acquire any interest in the iShares® Bitcoin Trust ETF nor enter into any relationship of any kind with BlackRock; and BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by Equitable.
- The S&P 500® Price Return Index is a product of S&P Dow Jones Indices LLC ("SPDJI"), and has been licensed for use by Equitable. The Structured Capital Strategies Premier contract is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Structured Capital Strategies Premier contract.

ICC26 App SCSPR X04819_Compact Structured Capital Strategies Premier
Page 9 of 11

13. Signature and Acknowledgements (cont'd)

R E Q U I R E D

For purposes of this section, the references to Owner and Joint Owner below include Annuitant and Joint Annuitant, respectively, in the case of non-natural owners.

OPTIONAL BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- Allocations to the iShares® Bitcoin Trust ETF are not permitted if the HAV GMDB or Greater of Roll-Up or HAV GMDB is elected in Section 5.
- There is an additional charge if the HAV GMDB or Greater of GMDB Rider is elected.
- The HAV GMDB or Greater of GMDB cannot be voluntarily terminated once it is elected.
- The HAV GMDB or Greater of GMDB Rider does not provide an Annuity Account Value or Cash Value and cannot be withdrawn.
- Withdrawals under the Contract will reduce my ROP GMDB or HAV GMDB or Greater of GMDB.
- The ROP GMDB or HAV GMDB or Greater of GMDB may be of limited use if required minimum distributions apply, now or in the future, to my Contract because withdrawals that are made from this Contract to meet the required amount may significantly reduce the benefit.
- For jointly owned contracts with the ROP GMDB or HAV GMDB or Greater of GMDB, the death benefit is not payable after the death of the first Owner. The death benefit is only payable upon the death of the surviving Joint Owner.
- For non-spousal joint owners with the ROP GMDB, because the entire interest in the annuity contract must be distributed as described in Section 72(s) of the Internal Revenue Code after the owner's death the surviving owner's beneficiaries may not receive the benefit of the ROP GMDB.
- If the Joint Owners divorce, Equitable must be notified using a form acceptable to us of the change in marital status and of the designation of the single Owner of the contract before we will remove the Joint Owner. The notice must be signed by both Joint Owners and must be received by Equitable while both Joint Owners are alive in order for the ROP GMDB or HAV GMDB or Greater of GMDB to be payable upon the death of the single Owner. I/We understand that if Equitable is not notified using a form acceptable to us before the death of either former spouse and signed by both Joint Owners, then the Cash Value, not the ROP GMDB or HAV GMDB or Greater of GMDB, will be payable and the fees for the HAV GMDB or Greater of GMDB will not be returned.
- If I/We remove an Owner of the Contract, the ROP GMDB or HAV GMDB or Greater of GMDB is terminated, except in divorce cases mentioned above.

By signing the application below: I acknowledge that I received the initial prospectus, I understand that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in Equitable's Electronic Delivery Service. I have reviewed my financial information and goals with my Financial Professional. I acknowledge and agree to the elections I have made and understand the terms and conditions set forth in this application.

Contract State:

We will issue and deliver a contract to you based on the state of primary residence. If you sign the application in a state other than the primary residence state:

I acknowledge that either:

☐ I have a second residence where the application was signed (the state of sale);

or

☐ I work or maintain a business in the state where the application was signed (the state of sale).

X ____

Owner's Signature City, State Date (MM/DD/YYYY)

X ____

Joint Owner's Signature City, State Date (MM/DD/YYYY)

R E Q U I R E D

X ____

Annuitant's Signature (if other than Owner) City, State Date (MM/DD/YYYY)

X ____

Joint Annuitant's Signature (if other than Owner) City, State Date (MM/DD/YYYY)

ICC26 App SCSPR X04819_Compact Structured Capital Strategies Premier
Page 10 of 11

14. Financial Professional Information

REQUIRED

A. Did you (i) verify the identity by reviewing the driver's license/passport of the Owner, or in the case of an entity Owner, obtain documentary evidence of entity's existence (e.g. articles of incorporation, trust agreement, etc.), and (ii) inquire about the source of the customer's assets and income? ☐ Yes ☐ No

B. Is the Proposed Owner/Annuitant currently an Active Duty* Member of the Armed Forces? ☐ Yes ☐ No

(If Yes, you must also submit a completed and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES).

*Active Duty means full-time duty in active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. It does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

C. NORTH CAROLINA ONLY: I certify that I have truly and accurately recorded on the application the information provided by the Proposed Owner. ☐ Yes ☐ No

D. ☐ Please check this box if you are an **Equitable Advisors Financial Professional** and the primary selling Agent's **business address** is in the state of **New York,** in which case the issuing company for the contract will be **Equitable Financial Life Insurance Company.** In all other cases, the issuing company will be Equitable Financial Life Insurance Company of America.

The applicant understands that he/she is applying for an index–based annuity, and that while the values of the policy may be affected by an external index, the policy does not directly participate in any stock or equity investments.

REQUIRED

X

Primary Financial Professional Signature

Please provide at least one of the following numbers in full:

Equitable Advisors ONLY

Social Security | Central Registration Depository | National Producer Number | Agent Code

Print Name | % | Phone Number

Email Address Client (BIN) Client linking Number | Agent Location

X

Financial Professional Signature

Please provide at least one of the following numbers in full:

Equitable Advisors ONLY

Social Security | Central Registration Depository | National Producer Number | Agent Code

Print Name | % | Phone Number

Financial Professional Use Only. Contact your home office for program information. Once selected, program cannot be changed.

Contract Series B:

☐ Option I ☐ Option II ☐ Option III

Contract Series Select:

☐ Option I

Please be sure that the commission option elected is approved by your Broker Dealer.

Cat. No. 900491
Structured Capital Strategies Premier
Page 11 of 11
ICC26 App SCSPR
X04819_Compact